EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 7, 2005 relating to the financial statements of Koa Investors, LLC as of and for the year ended December 31, 2004 which appears in Vector Group Ltd.’s Form 10-K/A Amendment No. 1 for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such registration statement.
/s/ Weiser LLP
New York, New York
July 12, 2006